Exhibit 99.1
                                Exhibit 99.1 - 1

                          CORNICHE GROUP INCORPORATED.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 23, 1998

     The undersigned hereby appoints James Fyfe as attorney and proxy, with power of substitution, to vote on behalf of the undersigned at the Corniche Group Incorporated 1998 Annual Meeting of Stockholders to be held on April 23, 1998 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of 1998 Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the board's nominees for director and FOR each matter presented.

     PLEASE INDICATE YOUR VOTE FOR THE ELECTION OF DIRECTORS ON THE OTHER SIDE. The nominees are: James Fyfe, Joel San Antonio, Robert Hutchins, Ronald Glime, and Glen Aber.

           (CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)


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                                Exhibit 99.1 - 2

PLEASE MARK BOXES [ ] IN BLUE OR BLACK INK

1.   Election of 5 directors.

For all nominees   [ ]      Against all nominees      [ ]      Exception*  [ ]

* To withhold authority for individual nominees, print nominee's name on the line below and check Exception Box.
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2.  Approval of the proposed  reduction of the par value of the  Corporation's
Common Stock from $.10 to $.001 per share.

    For     [ ]                 Against     [ ]                 Abstain     [ ]

3. Approval of the proposed transaction whereby (a) a new series of Series B Preferred Stock, $.01 par value per share, will be created, (b) 825,000 shares of Series B Preferred Stock will be issued to certain individuals, including 710,000 shares to Joel San Antonio, and (c) Mr. San Antonio will obtain control of the Corporation, with the intent to cause it to enter into certain segments of the insurance business. For [ ] Against [ ] Abstain [ ]

4.   Approval of the 1998 Corniche Employees Stock Option Plan.

     For     [ ]                 Against    [ ]                 Abstain     [ ]

5.   Approval of the Corniche Independent Directors Compensation Plan.

     For     [ ]                 Against     [ ]                Abstain     [ ]

If you have noted an address change or comments on either side of this card, mark here: [ ]

Dated: _________________________, 1998

-------------------------------------
Please sign this proxy and return it promptly whether or not you expect to attend the Meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.

             PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.